Exhibit 99.1

Media contacts:			Investor/analyst contact:
Caroline Boren	-or-	Dan Russo	Shannon Alberts
Alaska Airlines		Horizon Air	Alaska Air Group
(206) 392-5101		(206) 431-4513	(206) 392-5218

FOR IMMEDIATE RELEASE	October 23, 2008

ALASKA AIR GROUP REPORTS THIRD QUARTER RESULTS

Excluding special items, the company reports third quarter profit

Financial Highlights:

•

Net income, excluding special items, of $39.9 million, or $1.10 per diluted share, compared to $78.8 million, or $1.93 per diluted share, in the third quarter of 2007. This compares to a First Call mean estimate of $0.85 per share.

•	A net loss under Generally Accepted Accounting Principles (GAAP) of $86.5 million, or $2.40 per share, compared to 2007 net income of $81.8 million, or $2.01 per diluted share.

•	Cash settlements of $44 million from fuel hedges, $27.2 million higher than the third quarter of 2007.

•	Nearly $1.1 billion in unrestricted cash and marketable securities as of Sept. 30, 2008 and had increased to $1.18 billion by Oct. 21, 2008.

SEATTLE —Alaska Air Group, Inc. (NYSE:ALK) today reported a net loss of $86.5 million for the third quarter of 2008 compared to net income of $81.8 million in 2007. Excluding special items, the company reported a third quarter net profit of $39.9 million, or $1.10 per diluted share, compared to $78.8 million, or $1.93 per diluted share, in the third quarter of 2007.

“We are pleased to report an adjusted profit for the third quarter. Improved yields at both airlines helped recoup a portion of the $110 million increase in economic fuel expense,” said CEO Bill Ayer. “Looking forward, the volatility of oil prices and the weak economy make this an extremely challenging environment. The key is to adapt our business to the changing conditions, and our fleet, balance sheet and strong customer following put us in a great position to do just that. I am grateful to the employees of Alaska and Horizon who, in spite of unprecedented head winds, have kept their focus on customers and have dramatically improved our operation.”

The current-period results include a loss of $218.2 million ($136.7 million after tax, or $3.79 per diluted share) associated with the decline in the value of the company’s fuel-hedge portfolio, compared to a $4.8 million gain ($3.0 million after tax, or $0.08 per diluted share) in the third quarter of 2007. “While the value of the portfolio of our hedges that will settle in future periods has declined with the drop in oil prices, the total value at the end of the second quarter was still nearly $100 million. We had a net cash benefit of $44 million for hedges that settled during the quarter and $130 million so far this year,” Ayer said.

Under GAAP accounting rules, the company’s fuel-hedge portfolio must reflect the current market value at each reporting date with changes in market value reflected in current-period earnings. For hedge contracts that settle in future periods, rising oil prices generally result in recording unrealized gains; conversely, falling oil prices generally result in recording unrealized losses. To a large extent, this quarter’s $218.2 million mark-to-market loss offsets the $155.3 million mark-to market gain reported in the second quarter when oil prices were at historical highs.

Other special items in the third quarter of 2008 include MD-80 and CRJ-700 fleet transition costs of $22.2 million ($13.9 million after tax, or $0.38 per diluted share) and severance costs of $3.7 million ($2.3 million after tax, or $0.06 per diluted share) associated with the reductions in force. During the third quarter, Alaska also recorded a $42.3 million benefit ($26.5 million after tax, or $0.73 per diluted share) from the reduction in the number of Mileage Plan miles outstanding after deleting accounts with no activity for more than two years under its new policy.

Alaska Airline’s mainline passenger traffic in the third quarter declined 1.1 percent on a capacity decline of 0.8 percent compared to the third quarter of 2007. Load factor declined 0.2 percentage points to 79.5 percent. Alaska’s mainline passenger revenue per available seat mile (ASM) increased 4.4 percent and its operating cost per ASM excluding fuel and the special items mentioned above declined 0.7 percent. Alaska’s total pretax loss for the quarter was $107.4 million, compared to pretax income of $127.4 million in 2007. Excluding the special items above, Alaska’s pretax income was $56.6 million for the quarter compared to pretax income of $123.4 million in the third quarter of 2007.

Horizon Air’s passenger traffic in the third quarter declined 13.9 percent on a 12.8 percent capacity decrease. Load factor decreased by 0.9 percentage points to 76.3 percent. Horizon’s passenger revenue per ASM increased 18.8 percent and its operating cost per ASM excluding fuel and the special items mentioned above increased 0.7 percent. Horizon’s total pretax loss for the quarter was $25.1 million, compared to pretax income of $8.3 million in 2007. Excluding special items, Horizon’s pretax income was $12.7 million for the quarter compared to pretax income of $7.5 million in the third quarter of 2007.

A summary of financial and statistical data for Alaska Airlines and Horizon Air, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

A conference call regarding the third quarter 2008 results will be simulcast via the Internet at 8:30 a.m. Pacific Time on October 23, 2008. It can be accessed through the company’s website at alaskaair.com. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call at alaskaair.com.

References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”

This news release contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2007. Some of these risks include increased competition, significant fuel costs, general economic conditions, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

# # #

Alaska Airlines and sister carrier, Horizon Air, together serve 95 cities through an expansive network throughout Alaska, the Lower 48, Hawaii, Canada and Mexico. For reservations visit alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air newsroom at http://newsroom.alaskaair.com.

Alaska Air Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,[1]

(in millions, except per share amounts)	2008	2007	2008	2007
Operating Revenues:
Passenger	$952.8	$920.2	$2,592.0	$2,452.2
Freight and mail	30.5	27.0	80.4	75.6
Other - net	39.6	41.6	120.8	124.8
Change in Mileage Plan terms	42.3	-	42.3	-

Total Operating Revenues	1,065.2	988.8	2,835.5	2,652.6

Operating Expenses:
Wages and benefits	232.1	241.1	711.2	715.8
Variable incentive pay	6.3	2.9	15.0	17.2
Aircraft fuel, including hedging gains and losses	575.6	243.1	1,039.6	655.8
Aircraft maintenance	47.4	59.2	159.6	176.7
Aircraft rent	40.2	45.2	126.1	133.2
Landing fees and other rentals	56.8	58.1	169.7	169.3
Contracted services	40.2	40.4	128.3	118.8
Selling expenses	41.7	42.7	120.3	122.8
Depreciation and amortization	52.1	46.6	152.9	132.3
Food and beverage service	13.5	12.9	39.2	36.9
Other	52.7	55.7	171.4	167.7
Restructuring charges	3.7	-	3.7	-
Fleet transition costs - MD-80	21.5	-	47.5	-
Fleet transition costs - CRJ-700	0.7	-	6.8	-
Fleet transition costs - Q200	0.7	3.9	9.7	10.6

Total Operating Expenses	1,185.2	851.8	2,901.0	2,457.1

Operating Income (Loss)	(120.0)	137.0	(65.5)	195.5

Nonoperating Income (Expense):
Interest income	10.7	13.8	31.5	42.0
Interest expense	(25.9)	(22.8)	(74.3)	(66.3)
Interest capitalized	5.9	7.1	18.5	20.9
Other - net	(3.7)	(0.3)	(3.4)	(1.2)

	(13.0)	(2.2)	(27.7)	(4.6)

Income (loss) before income tax	(133.0)	134.8	(93.2)	190.9
Income tax expense (benefit)	(46.5)	53.0	(32.5)	74.0

Net Income (Loss)	$(86.5)	$81.8	$(60.7)	$116.9

Basic Earnings (Loss) Per Share:	$(2.40)	$2.02	$(1.67)	$2.89
Diluted Earnings (Loss) Per Share:	$(2.40)	$2.01	$(1.67)	$2.86
Shares Used for Computation:
Basic	36.069	40.483	36.383	40.433
Diluted	36.069	40.775	36.383	40.941

1 See note on page 6 for information regarding an immaterial correction of amounts in the nine-month periods ended September 30, 2008 and 2007. The correction reduced net income or loss by $1.5 million ($0.04 per share) for the nine months ended September 30, 2008 and $0.7 million ($0.02 per share) for the nine months ended September 30, 2007.

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)	September 30, 2008	December 31, 2007

Cash and marketable securities	$1,067	$823

Total current assets	1,679	1,391
Property and equipment-net	3,218	2,962
Other assets	169	138

Total assets	$5,066	$4,491

Current liabilities	$1,540	$1,374
Long-term debt	1,613	1,125
Other liabilities and credits	987	966
Shareholders’ equity	926	1,026

Total liabilities and shareholders’ equity	$5,066	$4,491

Debt to Capitalization, adjusted for operating leases	75%:25%	70%:30%

Number of common shares outstanding	36.209	38.051

Air Group Net Income (Loss) and EPS Reconciliation:

The following table summarizes Alaska Air Group, Inc.’s net income (loss) and amounts per share during 2008 and 2007 excluding the benefit of the change in Mileage Plan expiration terms, restructuring and MD-80 and CRJ-700 fleet transition costs, and to reflect the timing of gain or loss recognition resulting from mark-to-market fuel-hedge accounting as reported in accordance with GAAP (in millions except per share amounts):

	Three Months Ended September 30,
	2008		2007
	Dollars	Diluted EPS*	Dollars	Diluted EPS
Net income and diluted EPS, excluding the items noted below	$39.9	$1.10	$78.8	$1.93
Change in Mileage Plan terms, net of tax	26.5	0.73	-	-
Restructuring charges, net of tax	(2.3)	(0.06)	-	-
Fleet transition costs - MD-80, net of tax	(13.5)	(0.37)	-	-
Fleet transition costs - CRJ-700, net of tax	(0.4)	(0.01)	-	-
Adjustments to reflect the timing of gain or loss recognition resulting from mark-to-market fuel-hedge accounting, net of tax	(136.7)	(3.79)	3.0	0.08

Reported GAAP amounts	$(86.5)	$(2.40)	$81.8	$2.01

	Nine Months Ended September 30,[1]
	2008		2007
	Dollars	Diluted EPS	Dollars	Diluted EPS
Net income (loss) and diluted EPS, excluding the items noted below	$(12.0)	$(0.33)	$109.5	$2.67
Change in Mileage Plan terms, net of tax	26.5	0.73	-	-
Restructuring charges, net of tax	(2.3)	(0.06)	-	-
Fleet transition costs - MD-80, net of tax	(29.8)	(0.82)	-	-
Fleet transition costs - CRJ-700, net of tax	(4.2)	(0.12)	-	-
Adjustments to reflect the timing of gain or loss recognition resulting from mark-to-market fuel-hedge accounting, net of tax	(38.9)	(1.07)	7.4	0.19

Reported GAAP amounts	$(60.7)	$(1.67)	$116.9	$2.86

* Diluted EPS, excluding special items was calculated using diluted weighted-average shares outstanding of 36.232 million.

1 Correction of amounts presented for nine months ended September 30, 2008 and 2007

During the third quarter, we discovered an error in our calculation of stock-based compensation expense for certain awards granted after January 1, 2006. The error resulted in a $2.3 million understatement of wages and benefits in the first quarter of 2008, a $1.1 million understatement of expense in the first quarter of 2007 and a $2.9 million understatement of expense in 2006. We have concluded that these items are not material to those periods, and in accordance with SEC Staff Accounting Bulletin No. 108, we will make appropriate adjustments to our previously filed financial statements when they are presented in future Exchange Act reports.

Our results for the nine months ended September 30, 2008 and 2007 have been adjusted for this item. We have also adjusted our Financial and Statistical data schedules, unit cost reconciliations, and reconciliations between GAAP and adjusted amounts for both Alaska and Horizon.

Impact to 2008 reported amounts:

The impact was to increase Air Group wages and benefits expense and total operating expenses and reduce the pretax result by $2.3 million ($1.9 million at Alaska and $0.4 million at Horizon). The after tax impact to Air Group was $1.5 million or $0.04 per share for the first quarter 2008. This amount impacts the first quarter of 2008 and thus the nine-month period ended September 30, 2008.

Impact to 2007 reported amounts:

The impact was to increase Air Group wages and benefits expense and total operating expenses and reduce the pretax result by $1.1 million ($1.0 at Alaska and $0.1 at Horizon). The after tax impact to Air Group was $0.7 million or $0.02 per share. This amount impacts the first quarter of 2008 and thus the nine-month period ended September 30, 2007. Our total 2007 results will also be impacted by the same amount.

Alaska Airlines Financial and Statistical Data

	Three Months Ended September 30,			Nine Months Ended September 30, (c)
Financial Data (in millions):	2008	2007	% Change	2008	2007	% Change
Operating Revenues:
Passenger	$751.2	$725.2	3.6	$2,041.2	$1,934.4	5.5
Freight and mail	29.2	25.9	12.7	77.1	72.9	5.8
Other - net	33.5	35.4	(5.4)	101.2	105.8	(4.3)
Change in Mileage Plan terms	42.3	-	NM	42.3	-	NM

Total mainline operating revenues	856.2	786.5	8.9	2,261.8	2,113.1	7.0
Passenger - purchased capacity	85.7	81.2	5.5	233.9	209.5	11.6

Total Operating Revenues	941.9	867.7	8.6	2,495.7	2,322.6	7.5

Operating Expenses:
Wages and benefits	182.5	189.0	(3.4)	558.9	562.9	(0.7)
Variable incentive pay	4.9	1.4	250.0	10.8	11.2	(3.6)
Aircraft fuel, including hedging gains and losses	479.1	204.3	134.5	864.0	555.3	55.6
Aircraft maintenance	32.6	39.0	(16.4)	112.1	107.8	4.0
Aircraft rent	26.3	29.1	(9.6)	82.4	83.3	(1.1)
Landing fees and other rentals	42.3	43.3	(2.3)	126.9	127.3	(0.3)
Contracted services	31.9	31.6	0.9	100.5	91.2	10.2
Selling expenses	33.1	34.3	(3.5)	95.6	99.3	(3.7)
Depreciation and amortization	42.8	35.1	21.9	123.2	106.1	16.1
Food and beverage service	12.8	12.2	4.9	37.1	34.8	6.6
Other	41.0	42.0	(2.4)	130.2	125.0	4.2
Restructuring charges	3.7	-	NM	3.7	-	NM
Fleet transition costs - MD-80	21.5	-	NM	47.5	-	NM

Total mainline operating expenses	954.5	661.3	44.3	2,292.9	1,904.2	20.4

Purchased capacity costs	85.6	80.6	6.2	246.8	222.1	11.1

Total Operating Expenses	1,040.1	741.9	40.2	2,539.7	2,126.3	19.4

Operating Income (Loss)	(98.2)	125.8		(44.0)	196.3

Interest income	12.8	17.2		38.2	49.7
Interest expense	(23.5)	(22.4)		(67.5)	(64.9)
Interest capitalized	4.8	6.8		16.1	19.1
Other - net	(3.3)	-		(2.7)	(0.4)

	(9.2)	1.6		(15.9)	3.5

Income (Loss) Before Income Tax	$(107.4)	$127.4		$(59.9)	$199.8

Mainline Operating Statistics:
Revenue passengers (000)	4,532	4,878	(7.1)	13,037	13,367	(2.5)
RPMs (000,000) “traffic”	5,012	5,067	(1.1)	14,410	13,953	3.3
ASMs (000,000) “capacity”	6,306	6,354	(0.8)	18,628	18,188	2.4
Passenger load factor	79.5%	79.7%	(0.2)pts	77.4%	76.7%	0.7pts
Yield per passenger mile	14.99¢	14.31¢	4.8	14.17¢	13.86¢	2.2
Operating revenue per ASM “RASM”	13.58¢	12.38¢	9.7	12.14¢	11.62¢	4.5
Change in Mileage Plan terms per ASM	0.67¢	0.00¢	NM	0.23¢	0.00¢	NM
RASM excluding change in Mileage Plan terms	12.91¢	12.38¢	4.3	11.91¢	11.62¢	2.5
Passenger revenue per ASM	11.91¢	11.41¢	4.4	10.96¢	10.64¢	3.0
Operating expense per ASM (c)	15.14¢	10.41¢	45.4	12.31¢	10.47¢	17.6
Operating expense per ASM excluding fuel, restructuring charges and fleet transition costs (a) (c)	7.14¢	7.19¢	(0.7)	7.40¢	7.42¢	(0.3)
GAAP fuel cost per gallon	$5.57	$2.20	153.2	$3.34	$2.08	60.6
Economic fuel cost per gallon (b)	$3.47	$2.24	54.9	$3.14	$2.11	48.8
Fuel gallons (000,000)	86.0	93.2	(7.7)	258.3	267.1	(3.3)
Average number of full-time equivalent employees	9,594	9,753	(1.6)	9,785	9,681	1.1
Aircraft utilization (blk hrs/day)	10.8	11.2	(3.6)	10.8	11.0	(1.8)
Average aircraft stage length (miles)	981	925	6.1	975	920	6.0
Operating fleet at period-end	110	114	(4 a/c)	110	114	(4 a/c)

Regional Operating Statistics:
RPMs (000,000)	304	319	(4.7)	873	812	7.5
ASMs (000,000)	391	399	(2.0)	1,153	1,067	8.1
Passenger load factor	77.7%	79.9%	(2.2)pts	75.7%	76.1%	(0.4)pts
Yield per passenger mile	28.19¢	25.45¢	10.7	26.79¢	25.80¢	3.8
Operating revenue per ASM	21.92¢	20.35¢	7.7	20.29¢	19.63¢	3.3
Operating expenses per ASM	21.89¢	20.20¢	8.4	21.41¢	20.82¢	2.8

NM = Not Meaningful

(a)	See page 9 for a reconciliation of these non-GAAP measures and a discussion about why these measures may be important to investors.
(b)	See page 11 for a reconciliation of economic fuel cost.
(c)	See note on page 6 for information regarding an immaterial adjustment in the nine-month periods ended September 30, 2008 and 2007.

Horizon Air Financial and Statistical Data

	Three Months Ended September 30,			Nine Months Ended September 30, (d)

Financial Data (in millions):	2008	2007	% Change	2008	2007	% Change
Operating Revenues:
Passenger - brand flying	$121.0	$108.4	11.6	$331.4	$292.1	13.5
Passenger - capacity purchase arrangements (a)	80.4	86.1	(6.6)	230.5	237.5	(2.9)

Total passenger revenue	201.4	194.5	3.5	561.9	529.6	6.1
Freight and mail	0.8	0.7	14.3	2.1	1.8	16.7
Other - net	1.9	1.7	11.8	6.2	5.1	21.6

Total Operating Revenues	204.1	196.9	3.7	570.2	536.5	6.3

Operating Expenses:
Wages and benefits	47.9	51.0	(6.1)	147.2	150.2	(2.0)
Variable incentive pay	1.4	1.5	(6.7)	4.2	6.0	(30.0)
Aircraft fuel, including hedging gains and losses	96.5	38.8	148.7	175.6	100.5	74.7
Aircraft maintenance	14.8	20.2	(26.7)	47.5	68.9	(31.1)
Aircraft rent	13.9	16.1	(13.7)	43.7	49.9	(12.4)
Landing fees and other rentals	14.7	15.1	(2.6)	43.6	42.8	1.9
Contracted services	7.1	7.1	-	22.0	19.9	10.6
Selling expenses	8.6	8.4	2.4	24.7	23.5	5.1
Depreciation and amortization	9.0	11.2	(19.6)	28.8	25.3	13.8
Food and beverage service	0.7	0.7	-	2.1	2.1	-
Other	9.7	11.2	(13.4)	33.7	35.7	(5.6)
Fleet transition costs - CRJ-700	0.7	-	NM	6.8	-	NM
Fleet transition costs - Q200	0.7	3.9	(82.1)	9.7	10.6	(8.5)

Total Operating Expenses	225.7	185.2	21.9	589.6	535.4	10.1

Operating Income (Loss)	(21.6)	11.7		(19.4)	1.1

Interest income	1.1	1.1		3.8	3.4
Interest expense	(5.5)	(4.8)		(16.9)	(12.1)
Interest capitalized	1.0	0.3		2.3	1.8
Other - net	(0.1)	-		0.1	(0.1)

	(3.5)	(3.4)		(10.7)	(7.0)

Income (Loss) Before Income Tax	$(25.1)	$8.3		$(30.1)	$(5.9)

Combined Operating Statistics: (a)
Revenue passengers (000)	1,989	2,104	(5.5)	5,754	5,622	2.3
RPMs (000,000) “traffic”	721	837	(13.9)	2,074	2,195	(5.5)
ASMs (000,000) “capacity”	945	1,084	(12.8)	2,831	2,982	(5.1)
Passenger load factor	76.3%	77.2%	(0.9)pts	73.3%	73.6%	(0.3)pts
Yield per passenger mile	27.93¢	23.24¢	20.2	27.09¢	24.13¢	12.3
Operating revenue per ASM	21.60¢	18.16¢	18.9	20.14¢	17.99¢	12.0
Passenger revenue per ASM	21.31¢	17.94¢	18.8	19.85¢	17.76¢	11.8
Operating expenses per ASM (d)	23.88¢	17.08¢	39.8	20.83¢	17.95¢	16.0
Operating expense per ASM excluding fuel and CRJ-700 fleet transition costs (b) (d)	13.60¢	13.51¢	0.7	14.38¢	14.58¢	(1.4)
GAAP fuel cost per gallon	$5.61	$2.26	148.2	$3.37	$2.13	58.2
Economic fuel cost per gallon (c)	$3.45	$2.30	50.0	$3.18	$2.18	45.9
Fuel gallons (000,000)	17.2	17.2	0.0	52.1	47.2	10.4
Average number of full-time equivalent employees	3,687	3,963	(7.0)	3,777	3,882	(2.7)
Aircraft utilization (blk hrs/day)	8.5	8.8	(3.4)	8.4	8.7	(3.4)
Average aircraft stage length (miles)	362	398	(9.0)	360	391	(7.9)
Operating fleet at period-end	63	74	(11 a/c)	63	74	(11 a/c)

NM = Not Meaningful

(a)	Represents combined information for Horizon flights operated under Capacity Purchase Agreements (CPAs) with Alaska and as Frontier Jet Express (through November 2007). See page 10 for additional line of business information.
(b)	See page 10 for a reconciliation of these non-GAAP measures and a discussion about why these measures may be important to investors.
(c)	See page 11 for a reconciliation of economic fuel cost.
(d)	See note on page 6 for information regarding an immaterial adjustment in the nine-month periods ended September 30, 2008 and 2007.

Note A: Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of this measure of unit costs excluding fuel, purchased capacity costs, and other noted items may be important to investors for the following reasons:

• Cost per available seat mile (ASM) excluding fuel, purchased capacity costs, and other special items is one of the most important measures used by managements of both Alaska and Horizon and the Air Group Board of Directors in assessing quarterly and annual cost performance and, for Alaska Airlines, the operating results of the “mainline” operation, which includes the operation of aircraft branded in Alaska Airlines livery.

• Cost per ASM excluding fuel, purchased capacity costs, and other items as specified in our governing documents is an important metric used in the employee incentive plan that covers company management and executives.

• By eliminating fuel expense from our unit cost metrics, we believe that we have better visibility into the results of our non-fuel cost-reduction initiatives. Our industry is highly competitive, and characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company specific cost drivers such as labor rates and productivity, airport costs, and maintenance costs, which are more controllable by management.

• Cost per ASM excluding fuel and purchased capacity costs is a measure commonly used by industry analysts and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from current or prospective investors.

• By eliminating the impact of certain noted or “special” items, management is provided the ability to measure and monitor performance both with and without these special items. Management believes that the disclosure of the impact of certain items such as the fleet transition costs is important to the reader as it provides information on significant items that are not indicative of future performance. Industry analysts and investors consistently measure the Company’s performance without these items for better comparability between periods and between other airlines.

• Although we disclose our “mainline” unit revenues for Alaska to eliminate those revenues associated with purchased capacity flying performed by others on our behalf, we do not (nor are we able to) present unit revenues excluding the impact that rising fuel costs have had on ticket prices. This is a limitation of our non-GAAP measure that excludes fuel from unit costs, as economic fuel represents approximately 35% to 40% of our total mainline operating expenses (excluding special items), and fluctuations in our fuel prices are often the driver of changes in unit revenues in the mid-to long term. We would caution the readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability.

The following tables reconcile our non-GAAP financial measures to the most directly comparable GAAP financial measures for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.

(in millions, except for per ASM unit information)

	Three Months Ended September 30,		Nine Months Ended September 30, [1]
Mainline unit cost reconciliations:	2008	2007	2008	2007
Mainline operating expenses	$954.5	$661.3	$2,292.9	$1,904.2
Mainline ASMs	6,306	6,354	18,628	18,188

Mainline operating expenses per ASM	15.14¢	10.41¢	12.31¢	10.47¢

Mainline operating expenses	$954.5	$661.3	$2,292.9	$1,904.2
Less: aircraft fuel	(479.1)	(204.3)	(864.0)	(555.3)
Less: restructuring charges	(3.7)	-	(3.7)	-
Less: fleet transition costs-MD-80	(21.5)	-	(47.5)	-

Mainline operating expenses excluding fuel, restructuring charges and fleet transition costs	$450.2	$457.0	$1,377.7	$1,348.9
Mainline ASMs	6,306	6,354	18,628	18,188

Mainline operating expenses per ASM excluding fuel, restructuring charges and fleet transition costs	7.14¢	7.19¢	7.40¢	7.42¢

	Three Months Ended September 30,		Nine Months Ended September 30, [1]
Reconciliation to GAAP income (loss) before taxes :	2008	2007	2008	2007
Income before taxes, excluding items noted below	$56.6	$123.4	$1.4	$190.5
Change in Mileage Plan terms	42.3	-	42.3	-
Restructuring charges	(3.7)	-	(3.7)	-
Fleet transition costs - MD-80	(21.5)	-	(47.5)	-
Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting on fuel hedges	(181.1)	4.0	(52.4)	9.3

GAAP income (loss) before taxes as reported	$(107.4)	$127.4	$(59.9)	$199.8

1 See note on page 6 for information regarding an immaterial adjustment of amounts in the nine-month periods ended September 30, 2008 and 2007.

Horizon Air Industries, Inc.

(in millions, except for per ASM unit information)

	Three Months Ended September 30,		Nine Months Ended September 30, [1]
Unit cost reconciliations:	2008	2007	2008	2007
Operating expenses	$225.7	$185.2	$589.6	$535.4
ASMs	945	1,084	2,831	2,982

Operating expenses per ASM	23.88¢	17.08¢	20.83¢	17.95¢

Operating expenses	$225.7	$185.2	$589.6	$535.4
Less: aircraft fuel	(96.5)	(38.8)	(175.6)	(100.5)
Less: fleet transition costs - CRJ-700	(0.7)	-	(6.8)	-

Operating expenses excluding fuel and CRJ-700 fleet transition costs	$128.5	$146.4	$407.2	$434.9
ASMs	945	1,084	2,831	2,982

Operating expenses per ASM excluding fuel and CRJ-700 fleet transition costs	13.60¢	13.51¢	14.38¢	14.58¢

Unit cost reconciliations-excluding all fleet transition costs:
Operating expenses	$225.7	$185.2	$589.6	$535.4
Less: aircraft fuel	(96.5)	(38.8)	(175.6)	(100.5)
Less: fleet transition costs-CRJ-700	(0.7)	-	(6.8)	-
Less: fleet transition costs-Q200	(0.7)	(3.9)	(9.7)	(10.6)

Operating expenses excluding fuel and all fleet transition costs	$127.8	$142.5	$397.5	$424.3
ASMs	945	1,084	2,831	2,982

Operating expenses per ASM excluding fuel and all fleet transition costs	13.52¢	13.15¢	14.04¢	14.23¢

Reconciliation to GAAP income (loss) before taxes:
Income (loss) before taxes, excluding mark-to-market fuel hedging gains (losses) and CRJ-700 fleet transition costs	$12.7	$7.5	$(13.6)	$(8.4)
Fleet transition costs-CRJ-700	(0.7)	-	(6.8)	-
Adjustments to reflect timing of gain or loss recognition resulting from mark-to-market accounting on fuel hedges	(37.1)	0.8	(9.7)	2.5

GAAP income (loss) before taxes as reported	$(25.1)	$8.3	$(30.1)	$(5.9)

1 See note on page 6 for information regarding an immaterial adjustment of amounts in the nine-month periods ended September 30, 2008 and 2007.

Line of Business Information:

Horizon brand flying includes those routes in the Horizon system not covered by the Alaska and Frontier Capacity Purchase Agreements (CPA). Horizon bears the revenue risk in those markets and, as a result, traffic, yield and load factor impact revenue recorded by Horizon. In CPA arrangements, Horizon is (or was, as was the case with the Frontier CPA which ended in November 2007) insulated from market revenue factors and is guaranteed contractual revenue amounts based on operational capacity. As a result, yield and load factor information is not presented.

	Three Months Ended September 30, 2008
	Capacity and Mix				Load Factor		Yield			RASM
	2008 Actual (000,000)	2007 Actual (000,000)	Change Y-O-Y	Current % Total	Actual	Point Change Y-O-Y	Actual		Change Y-O-Y	Actual		Change Y-O-Y
Brand Flying	568	562	1.1%	60%	75.0%	0.3	28.23¢		9.5%	21.63¢		9.8%
Alaska CPA	377	384	(1.8%)	40%	NM	NM	NM		NM	21.52¢		8.5%
Frontier CPA	-	138	(100.0%)	0%	NM	NM	NM		NM	NM		NM

System Total	945	1,084	(12.8%)	100%	76.3%	(0.9)	27.93	¢	20.2%	21.60	¢	18.9%

NM = Not Meaningful

	Nine Months Ended September 30, 2008
	Capacity and Mix				Load Factor		Yield		RASM
	2008 Actual (000,000)	2007 Actual (000,000)	Change Y-O-Y	Current % Total	Actual	Point Change Y-O-Y	Actual	Change Y-O-Y	Actual	Change Y-O-Y
Brand Flying	1,736	1,518	14.4%	61%	71.1%	(1.2)	26.80¢	7.0%	19.53¢	(0.9%)
Alaska CPA	1,095	1,014	8.0%	39%	NM	NM	NM	NM	21.11¢	3.2%
Frontier CPA	-	450	(100.0%)	0%	NM	NM	NM	NM	NM	NM

System Total	2,831	2,982	(5.1%)	100%	73.3%	0.3	27.09¢	12.3%	20.14¢	12.0%

NM = Not Meaningful

Alaska Airlines Fuel Reconciliation

(in millions, except for per gallon amounts)

	Three Months Ended September 30,
	2008		2007
	Dollars	Cost/Gal	Dollars	Cost/Gal

Raw or “into-plane” fuel cost	$334.5	$3.89	$222.4	$2.39
Minus gains during the period on settled hedges	(36.5)	(0.42)	(14.1)	(0.15)

Economic fuel expense	$298.0	$3.47	$208.3	$2.24

Minus the gain or plus the loss recognized during current period for contracts settling in future periods	119.5	1.39	(14.0)	(0.15)
Plus the reversal of cumulative gains recognized in prior periods for contracts settled in current period	61.6	0.71	10.0	0.11

Net adjustments	181.1	2.10	(4.0)	(0.04)

GAAP fuel expense	$479.1	$5.57	$204.3	$2.20

Fuel gallons	86.0		93.2

	Nine Months Ended September 30,
	2008		2007
	Dollars	Cost/Gal	Dollars	Cost/Gal

Raw or “into-plane” fuel cost	$918.8	$3.56	$585.2	$2.19
Minus gains during the period on settled hedges	(107.2)	(0.42)	(20.6)	(0.08)

Economic fuel expense	$811.6	$3.14	$564.6	$2.11

Minus the gain recognized during current period for contracts settling in future periods	(54.0)	(0.21)	(31.0)	(0.11)
Plus the reversal of cumulative gains recognized in prior periods for contracts settled in current period	106.4	0.41	21.7	0.08

Net adjustments	52.4	0.20	(9.3)	(0.03)

GAAP fuel expense	$864.0	$3.34	$555.3	$2.08

Fuel gallons	258.3		267.1

Horizon Air Fuel Reconciliation

(in millions, except for per gallon amounts)

	Three Months Ended September 30,
	2008		2007
	Dollars	Cost/Gal	Dollars	Cost/Gal

Raw or “into-plane” fuel cost	$66.9	$3.89	$42.3	$2.46
Minus gains during the period on settled hedges	(7.5)	(0.44)	(2.7)	(0.16)

Economic fuel expense	$59.4	$3.45	$39.6	$2.30

Minus the gain or plus the loss recognized during current period for contracts settling in future periods	24.5	1.42	(2.7)	(0.15)
Plus the reversal of cumulative gains recognized in prior periods for contracts settled in current period	12.6	0.74	1.9	0.11

Net adjustments	37.1	2.16	(0.8)	(0.04)

GAAP fuel expense	$96.5	$5.61	$38.8	$2.26

Fuel gallons	17.2		17.2

	Nine Months Ended September 30,
	2008		2007
	Dollars	Cost/Gal	Dollars	Cost/Gal

Raw or “into-plane” fuel cost	$187.9	$3.61	$106.9	$2.26
Minus gains during the period on settled hedges	(22.0)	(0.43)	(3.9)	(0.08)

Economic fuel expense	$165.9	$3.18	$103.0	$2.18

Minus the gain recognized during current period for contracts settling in future periods	(11.8)	(0.22)	(6.7)	(0.14)
Plus the reversal of cumulative gains recognized in prior periods for contracts settled in current period	21.5	0.41	4.2	0.09

Net adjustments	9.7	0.19	(2.5)	(0.05)

GAAP fuel expense	$175.6	$3.37	$100.5	$2.13

Fuel gallons	52.1		47.2